Exhibit 99.4
EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered as of the 10th day of October, 2014, by and between ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (the "Company"), and WILLIAM MCBRIDE, III ("Executive").

BACKGROUND

WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to employ Executive as the Company's Chief Executive Officer;

WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment; and

WHEREAS, Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Effective Date. The effective time and date of this Agreement shall be deemed to be 12:00:01 a.m. on the date first set forth above (the "Effective Date").

2.Employment Period. Unless earlier terminated in accordance with Section 6 of this Agreement, Executive's employment hereunder will begin as of the Effective Date and will continue until the third anniversary of the Effective Date (the "Initial Term"); provided, however, that on the third anniversary of the Effective Date, Executive's term of employment hereunder will be automatically extended for consecutive one (1) year terms, unless the Company provides written notice to Executive at least 90 days prior to the third or any subsequent anniversary that Executive's employment period shall not be further extended (the Initial Term, as may be extended, the "Employment Period"). For purposes of this Agreement, "terminate" (and variations and derivatives thereof) will mean, when used in connection with a cessation of employment, that Executive has incurred a separation from service as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and guidance and regulations issued thereunder (collectively, "Section 409A").

3.	Position and Duties.

(a)Position. During the Employment Period, Executive will serve as the Company's Chief Executive Officer and President, reporting to the Board. In such position, Executive will have such duties, authority and responsibility as shall be determined from time to time by the Board, which duties, authority and responsibility are commensurate with such position. Executive will be appointed to the Board as a Class I director to serve until the Company's Annual Meeting of Shareholders to be held in 2017, or until his successor is duly elected and qualified or until his earlier death, resignation or removal. During the Employment Period and subject to applicable law, regulation and the Company's organizational documents, Executive will continue to be nominated to serve on the Board as a Class I director. Executive will serve as a member of the Board or as an officer or director of any subsidiary or affiliate of the Company for no additional compensation.

(b)Duties.     During the Employment Period, Executive will devote his best efforts and substantially all of his business time and attention to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the performance of such services, either directly or indirectly, without the prior written consent of the Board. Notwithstanding the foregoing, during the Employment Period, it will not be a violation of this Agreement for Executive, subject to the requirements of Section ll of this Agreement, to (i) serve on civic or charitable boards or committees or (ii) manage personal investments, including the management of Santa Barbara Aircraft Management , LLC and Coastal Aircraft Maintenance, Inc (two businesses which Executive owns and managed prior to entering this Agreement) so long as such activities do not materially interfere with the performance of Executive's responsibilities to the Company or violate the Company's conflicts of interest or other applicable policies.

4.Place of Performance. The principal place of Executive's employment shall be the Company's executive office currently located at 3050 Peachtree Road, NW, Suite 355, Atlanta, Georgia    30305 (the "Corporate Office"); provided, however, that Executive is authorized to primarily work from his home office in Santa Barbara, California. Executive agrees to travel to the Corporate Office or otherwise on Company business during the Employment Period as may be necessary to perform his duties under this Agreement.

5.	Compensation and Benefits.

(a)Base Salary. During the Employment Period, the Company will pay to Executive a base salary at the rate of at least $300,000 per year during the first year of the Employment Period and $200,000 per year thereafter for the remainder of the Employment Period, less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll procedures from time to time. Executive 's base salary shall be reviewed at least annually by the Compensation Committee of the Board (the "Compensation Committee") pursuant to its normal performance review policies for senior executives, and the Compensation Committee may, but shall not be required to, increase Executive's base salary during the Employment Period; provided, however, that Executive's base salary may not be decreased during the Employment Period . Executive's base salary, as in effect from time to time, is hereinafter referred to as "Base Salary." Any increase in Executive's Base Salary, once granted, shall automatically amend this Agreement to provide that thereafter Executive's Base Salary shall not be less than the annual amount to which such Base Salary has been increased.

(b)    Bonus.     For each fiscal year during the Employment Period, Executive shall be eligible to receive an annual bonus based on the achievement of performance goals established by the Compensation Committee up to 100% of his Base Salary (the "Annual Bonus"); provided, however, that the decision to provide any Annual Bonus and the amount, form and terms of any Annual Bonus shall be in the sole and absolute discretion of the Compensation Committee.

(c)     Equitv Awards. In consideration of Executive entering into this Agreement and as an inducement to join the Company, on the Effective Date the Company will grant to Executive: (i) pursuant to the Company's 2011 Stock Incentive Plan (the "Plan"), 150,000 shares of the Company's common stock, no par value per share (the "Common Stock"), which will be an Award (as defined in the Plan) of Restricted Stock (as defined in the Plan) and will vest with respect to one-third of such shares on each of the first, second and third anniversaries of the Effective Date (the "Initial Restricted Stock Award"); and (ii) a ten-year warrant to purchase 300,000 shares of Common Stock, with an exercise price equal to $4.49, which will vest as to one third of the underlying shares on each of the first, second and third anniversaries of the Effective Date (the "Warrant"). The Warrant will be granted as an inducement award in accordance with Section 711(a) of the NYSE MKT Company Guide and, notwithstanding anything herein to the contrary, may not be exercised until the NYSE MKT approves the additional listing of the shares of Common Stock underlying the Warrant. In addition, on January 1, 2015, the Company will grant to Executive, pursuant to the Plan, 50,000 shares of Common Stock, which will be an Award of Restricted Stock and will vest as to one-third of such shares on each of the first, second and third anniversaries of the Effective Date (the "Subsequent Restricted Stock Award" and, together with the Initial Restricted Stock Award, the "Restricted Stock Awards"). If, during the Employment Period, there shall be a Termination for Cause (as defined in Section 6(a) of this Agreement), then all unvested portions of the Restricted Stock Awards and the Warrant shall be forfeited by Executive. Executive acknowledges and understands that neither the Warrant or the Restricted Stock Awards, nor the shares of Common Stock underlying the Restricted Stock Awards or issuable upon exercise of the Warrant, have been, or will be, registered with the Securities and Exchange Commission (the "SEC") or the securities commission or agency of any state, and will be issued pursuant to exemptions from the registration provisions of the Securities Act of 1933, as amended, (the "Securities Act"), and applicable exemptions available under state laws. The Company agrees that, if it proposes to file after the Effective Date a new registration statement with the SEC seeking to register the resale of Common Stock by selling shareholders named therein, then, upon Executive's request, the Company will include in such registration statement the resale by Executive of the shares of Common Stock underlying the Restricted Stock Awards and the shares of Common Stock issuable upon exercise of the Warrant; provided, however, if such registration statement relates to an underwritten offering, then Executive must accept the terms of such underwriting . Executive shall make a I.R.C. Section 83(b) election in 2014 with regard to the Initial Stock Award and another Section 83(b) election in 2015 with regard to the Subsequent Restricted Stock Award to accelerate Executive's recognition of the income from the Restricted Stock Awards such that the awards are treated as income to the Executive in the year of grant for state and federal income tax purposes. In addition to all other compensation due to Executive hereunder, the Company shall also pay the Executive a bonus of an amount equal to the tax liability Executive incurs as a result of making the 83(b) election (the "Tax Payment Bonus"), which payment shall be "grossed up" to compensate for the additional tax liability Executive incurs as a result of receiving the Tax Payment Bonus such the Company fully and completely reimburses Executive for any state and federal income tax liability Executive incurs as result of receiving the Restricted Stock Awards and electing to be taxed on such awards during the year of grant. The Tax Payment Bonus shall be determined by the Company's independent auditors (the "Accounting Firm") in consultation with the Executive's tax advisors. Such determination by the Accounting Firm shall be subject to review by the Executive's tax advisors and if Executive's tax advisor does not agree with such determination, the Accounting Firm and Executive's tax advisor shall jointly designate a nationally recognized accounting firm to make such determination. All reasonable fees and expense of the accounting firm and advisors retained by either the Company or Executive shall be paid by the Company.

(d)     Incentive Plans. During the Employment Period, Executive will be entitled to participate, as determined by the Compensation Committee, in all incentive plans of the Company applicable to senior executives of the Company generally, including, without limitation, short-term and long-term incentive plans and equity compensation plans, including, without limitation, the Plan.

(e)     Benefit Plans. During the Employment Period, Executive and Executive's dependents will be entitled to participate in all employee benefit plans, practices, policies and programs provided by the Company which are applicable to senior executives of the Company generally (the "Benefit Plans"); provided, however, that Executive will not be eligible for severance pay under any arrangement of the Company other than pursuant to this Agreement. The Company reserves the right to amend or cancel any Benefit Plan at any time in its sole discretion , subject to the terms of such Benefit Plan and applicable law, provided such amendment or cancellation affects all senior executives in a proportional and non-discriminatory manner.

(f)     Business Expenses.    During the Employment Period, Executive will be entitled to receive prompt reimbursement, in accordance with the policies, practices and procedures of the Company applicable to senior executives of the Company generally, for all reasonable and necessary out-of-pocket expenses incurred by Executive in the performance of Executive 's duties hereunder. The expenses eligible for reimbursement under this Section 5(f) in any year shall not affect any expenses eligible for reimbursement or in-kind benefits in any other year. Executive's rights under this Section 5(f) are not subject to liquidation or exchange for any other benefit.

(g) Vacation, Sick and Other Leave. During the Employment Period, Executive will be entitled annually to a minimum of four weeks of paid vacation and will be entitled to those number of business days of paid disability, sick and other leave specified in the employment policies of the Company as in effect from time to time.

(h) Indemnification. In the event that Executive is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), other than any Proceeding initiated by Executive or the Company related to any contest or dispute between Executive and the Company or any of its subsidiaries or affiliates with respect to this Agreement or Executive's employment hereunder, by reason of the fact that Executive is or was a director or officer of the Company, or any subsidiary or affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, Executive will be indemnified and held harmless by the Company to the maximum extent permitted under applicable law and the Company's organizational documents from and against any liabilities, costs, claims and expenses, including, without limitation, all costs and expenses incurred in defense of any Proceeding.

6. Termination of Employment.

(a)Cause. The Company may terminate Executive's employment during the Employment Period at any time for Cause. For purposes of this Agreement, a termination shall be deemed for "Cause," if and only if, it is based upon (i) conviction of, or pleading guilty or nolo contendere to, a felony; (ii) material disloyalty to the Company such as embezzlement, misappropriation of corporate assets or, except as permitted pursuant to Section 3 of this Agreement, breach of Executive's agreement not to engage in business for another enterprise of the type engaged in by the Company; (iii) having engaged in unethical or illegal behavior which is of a public nature and results in material damage to the Company;. The Company shall have the right to suspend Executive with pay, for a reasonable period, to investigate allegations of conduct which , if proven, would establish a right to terminate Executive's employment for Cause, or to permit a felony charge to be tried. Immediately upon the conclusion of such temporary period, unless Cause has been established, Executive shall be restored to all duties and responsibilities as if such suspension had never occurred. For purposes of this Agreement, "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta , Georgia are closed.

(b)Good Reason. Executive may terminate Executive's employment during the Employment Period at any time for Good Reason . For purposes of this Agreement, "Good Reason" means: (i) a material diminution in Executive's authority, duties or responsibilities; (ii) a material change in the geographic location at which Executive must regularly perform the services to be performed by Executive pursuant to this Agreement (other than a change in such geographic location to an office or other location which is within 75 miles of Executive's home residence); (iii) any other action or inaction that constitutes a material breach by the Company of this Agreement, and (iv) the failure by the Company to continue in effect any material fringe benefit, health benefit or other plan or benefit in which Executive participates and such failure occurs during the period commencing three months prior to a Change of Control and ending one year after a Change of Control; provided, however, that Executive must provide notice to the Company of the condition Executive contends is Good Reason within 90 days after the initial existence of the condition, and the Company must have a period of 30 days to remedy the condition. If the condition is not remedied within such 30-day period, then Executive must provide a Notice of Termination (as defined in Section 6(t) of this Agreement) within 30 days after the end of the Company's remedy period.

(c)Without Cause. The Company may terminate Executive's employment during the Employment Period at any time without Cause (a "Termination Without Cause").

(d)Voluntary Termination. Executive may voluntarily terminate Executive 's employment during the Employment Period at any time without Good Reason (a "Voluntary Termination").

(e)Death or Disability.    Executive's employment with the Company shall terminate automatically upon Executive's death during the Employment Period. If the Company determines in good faith that the Disability (as defined below) of Executive has occurred during the Employment Period, then it may give to Executive written notice in accordance with Sections 6(t) and 14(i) of this Agreement of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 45th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's material duties. For purposes of this Agreement, "Disability" shall mean the inability of Executive to perform Executive's duties with the Company on a full-time basis for 180 days in any one-year period as a result of incapacity due to mental or physical illness or injury. Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree on shall be determined in writing by an independent physician appointed by the Company reasonably acceptable to Executive, which determination shall be final and conclusive for all purposes hereunder.

(f)Change of Control. If three months prior, or within one year after, a Change of Control (as defined below), and during the Employment Period, a Termination Without Cause shall have occurred or Executive terminates Executive's employment for Good Reason, then a "Change of Control Termination" shall have occurred.    For purposes of this Agreement, a Change of Control shall be deemed to have occurred if:

(i)Any Person or related group of Persons (other than Executive, his Related Persons, the Company or a Person that directly or indirectly controls, is controlled by, or is under common control with, the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities;

(ii)The Company's shareholders approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires a majority of the combined voting power of the Company's then outstanding securities (who didn't own such majority immediately prior to such transaction) shall not constitute a Change of Control;

(iii)The Company's shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

(iv)Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board.

For purposes of this Section 6(f): (i) "Person" means any individual, corporation, partnership, limited liability company, trust, association or other entity; (ii) "Related Persons" means any immediate family member (meaning a spouse, partner, parent, sibling or child, whether by birth or adoption) of Executive and any trust, estate or foundation, the beneficiary of which is the Executive or an immediate family member of Executive; and (iii) "Beneficial Owner" has the meaning given to such term in Rule l3d-3 under the Securities Exchange Act of 1934, as amended.
(g)Notice of Termination. Any termination (other than for death) shall be communicated by a Notice of Termination given in accordance with Section 14(i) of this Agreement.    For purposes of this Agreement, a "Notice of Termination" means a written notice that: (i) indicates the specific termination provision in this Agreement relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated; and (iii) if the Termination Date (as defined in Section 6(g) of this Agreement) is other than the date of receipt of such notice, specifies the Termination Date (which date shall be not more than 30 days after the giving of such notice, except as otherwise provided in Section 6(e) of this Agreement). The failure to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause or Good Reason shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive 's or the Company's rights hereunder.

(h)Termination Date.    "Termination Date" means: (i) if Executive's employment is terminated by the Company for Cause or there shall be a Termination Without Cause, then the date of Executive's receipt of the Notice of Termination or a later date specified therein, as the case may be; (ii) if Executive's employment is terminated by Executive for Good Reason, then the date of the Company's receipt of the Notice of Termination; (iii) if Executive's employment is terminated by Executive as a Voluntary Termination, then the date of the Company's receipt of the Notice of Termination or a later date specified therein, as the case may be; (iv) if Executive's employment is terminated by reason of death or Disability, then the date of death of Executive or the Disability Effective Date, as the case may be; (v) if this Agreement is not renewed by the Company in accordance with Section 2 of this Agreement (a "Nonrenewal"), then the date which is the last date of the Employment Period; (vi) if there is a Change of Control Termination involving a Termination Without Cause, then the date of Executive's receipt of the Notice of Termination or a later date specified therein; and (vii) if there is a Change of Control Termination involving termination of Executive's employment by Executive for Good Reason, then the date of the Company's receipt of the Notice of Termination.

7.      Obligations of the Company Upon Termination.

(a)Cause; Voluntary Termination. If during the Employment Period, the Company shall terminate Executive's employment for Cause or Executive shall terminate Executive's employment by a Voluntary Termination, Executive will be entitled to receive the following (collectively, the "Accrued Amounts"):

(i)any accrued but unpaid Base Salary and accrued but unused vacation, sick or other leave pay, which will be paid on the pay date immediately following the Termination Date in accordance with the Company's customary payroll procedures;

(ii)any earned but unpaid Annual Bonus with respect to any completed fiscal year immediately preceding the Termination Date, which shall be paid on the otherwise    applicable payment    date; provided, however, that if Executive's employment is terminated by the Company for Cause then any such accrued but unpaid Annual Bonus shall be forfeited;

(iii) reimbursement for unreimbursed business expenses properly incurred by Executive, which shall be subject to and paid in accordance with the Company's expense reimbursement policies, practices and procedures; and

(iv) such employee benefits, if any, as to which Executive may be entitled under the Benefit Plans as of the Termination Date.

(b)Termination Without Cause or for Good Reason; Nonrenewal; Change of Control Termination. If, during the Employment Period, there shall be a Termination Without Cause, a Nonrenewal or a Change of Control Termination , or Executive shall terminate Executive's employment for Good Reason, then Executive will be entitled to receive the Accrued Amounts and the following:
(i)With respect to a Termination Without Cause, a Change of Control Termination or Executive's termination of his employment for Good Reason, a lump sum severance amount equal to (A) $700,000 if the Termination Date for such termination occurs prior to the date which is the third anniversary of the Effective Date, and (B) a lump sum severance amount equal to two times Executive's then Base Salary if the Termination Date for such termination occurs after the date which is the third anniversary of the Effective Date;
(ii)     With respect to a Nonrenewal, a lump sum severance amount equal to two times Executive's then Base Salary;

(iii)     To the extent any portion of the Restricted Stock Awards and the Common Stock underlying the Warrant are not fully vested as of the Termination Date, such vesting periods shall automatically accelerate such that the Restricted Stock Awards and the Warrant shall be fully vested as of the Termination Date; and

(iv)     If Executive timely and properly elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), then the Company will reimburse Executive for the monthly COBRA premium paid by Executive for Executive and Executive's dependents until the earliest of: (A) the 18- month anniversary of the Termination Date; (B) the date Executive is no longer eligible to receive COBRA continuation coverage; and (C) the date on which Executive becomes eligible to receive substantially similar coverage from another Company. Such reimbursement shall be paid to Executive on the 15th day of the month immediately following the month in which Executive timely remits the premium payment.

(c)Death or Disability. If Executive's employment is terminated during the Employment Period on account of Executive's death or Disability, then Executive (or Executive's estate or beneficiaries, as the case may be) will be entitled to receive the following: (i) the Accrued Amounts; and (ii) a lump sum amount equal to the "Pro-Rata Bonus" (as defined below), if any, that Executive would have earned for the fiscal year in which the Termination Date occurs based on the achievement of applicable performance goals for such year, which amount shall be paid in cash on the date that annual bonuses are paid to senior executives of the Company generally, but in no event later than two-and-one-half (2 1/2) months following the end of the fiscal year in which the Termination Date occurs. For purposes of this section, the "Pro-Rata Bonus" shall mean a lump sum amount equal to the product of (A) the Annual Bonus, if any, that Executive would have earned for the fiscal year in which the death or Disability occurs based on the achievement of applicable performance goals for such year and (B) a fraction, the numerator of which is the number of days Executive was employed by the Company during the year of termination and the denominator of which is the number of days in such year. Notwithstanding any other provision contained herein, all payments made in connection with Executive's Disability shall be provided in a manner that is consistent with federal and state law.

(d)Release; Payment.    In connection with a Nonrenewal or termination of Executive's employment for any reason, Executive agrees to execute a full and complete general release of all claims against the Company and each of its subsidiaries and affiliates and their respective officers, directors, employees and agents in a form provided by the Company (the "Release") which is reasonably acceptable to Executive and provided such Release expressly acknowledges and confirms that the Company is obligated to make all payments and provide the benefits to which Executive is entitled under this Agreement or may be subsequently granted by the Company. All payments (other than those reimbursement payments pursuant to Section 7(iv) of this Agreement) which Executive is entitled to receive hereunder as a result of a Nonrenewal or the termination of Executive's employment for any reason, shall be payable by the Company no later than the eighth (8th) day following the date on which Executive executes the Release, provided that Executive has not revoked the Release prior to such eighth (8th) day. Notwithstanding the foregoing, if the eighth (8th) day following the date on which Executive executes the Release is not a Business Day (as defined below), then such payments shall be payable by the Company on the next Business Day following such eighth (8th) day.

8.Non-Exclusivity of Rights. Nothing in this Agreement will prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which Executive may qualify, nor will anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company, except as expressly provided otherwise in this Agreement. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Termination Date will be payable in accordance with such plan, policy, practice or program or such contract or agreement, except as expressly modified by this Agreement.

9.No Mitigation. In no event will Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under Section 7 of this Agreement.

10.Resignation from All Positions. Notwithstanding any other provision of this Agreement, upon the termination of Executive's employment for any reason, including, without limitation, a Nonrenewal, unless otherwise requested by the Board and agreed to by Executive, Executive shall immediately resign as of the Termination Date from all positions that he holds or has ever held with the Company and any of its subsidiaries or affiliates (and with any other entities with respect to which the Company has requested Executive to perform services). Executive hereby agrees to execute any and all documentation to effectuate such resignations upon request by the Company, but he will be treated for all purposes as having so resigned upon termination of his employment, regardless of when or whether he executes any such documentation.

11.	Restrictive Covenants.

(a)Executive Acknowledgements.    Executive acknowledges that: (i) the Company has separately bargained and paid additional consideration for the restrictive covenants in this Section 11 and (ii) the Company will provide certain benefits to Executive hereunder in reliance on such covenants in view of the unique and essential nature of the services Executive will perform on behalf of the Company and the irreparable injury that would befall the Company should Executive breach such covenants. Executive further acknowledges that Executive's services are of a special, unique and extraordinary character and that Executive's position with the Company will place Executive in a position of confidence and trust with customers, clients, patients, tenants and employees of the Company and its subsidiaries and affiliates and with the Company's other constituencies and will allow Executive access to Trade Secrets and Confidential Information (each as defined in Section 11(c) of this Agreement) concerning the Company and its subsidiaries and affiliates. Executive further acknowledges that the types and periods of restrictions imposed by the covenants in this Section 11 are fair and reasonable and that such restrictions will not prevent Executive from earning a livelihood.

(b)     Covenants. Having acknowledged the foregoing, Executive covenants and agrees with the Company as follows:

(i)While Executive is employed by the Company and continuing thereafter, Executive will not disclose or use any Confidential Information or Trade Secret for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose other than as may be necessary and appropriate in the ordinary course of performing Executive's duties to the Company during the Employment Period.

(ii)While Executive is employed by the Company and for a period of one year after Executive's termination or resignation during the Employment Period (other than a Termination Without Cause or a termination of Executive's employment by Executive for Good Reason), Executive shall not (except on behalf of or with the prior written consent of the Company), on Executive's own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer, client, patient or tenant of the Company or its subsidiaries or affiliates, including, without limitation, actively sought prospective customers, clients, patients or tenants, with whom Executive had Material Contact (as defined below) during Executive's employment, for the purpose of providing products or services that are

Competitive (as defined below) with those offered or provided by the Company or its subsidiaries or affiliates.

(iii)While Executive is employed by the Company and for a period of one year after Executive's termination or resignation during the Employment Period (other than a Termination Without Cause or a termination of Executive's employment by Executive for Good Reason), Executive shall not (except on behalf of or with the prior written consent of the Company), either directly or indirectly, on Executive's own behalf or in the service or on behalf of others, perform duties and responsibilities that are the same as or substantially similar to those Executive performs for the Company for any business which is the same as or essentially the same as the business conducted by the Company and its subsidiaries and affiliates, within the Restricted Territory (as defined below).

(iv)    While Executive is employed by the Company and for a period of one year after Executive's termination or resignation during the Employment Period (other than a Termination Without Cause or a termination of Executive's employment by Executive for Good Reason), Executive shall not (except on behalf of or with the prior written consent of the Company), on Executive's own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any management level employee of the Company or its subsidiaries or affiliates, whether or not such employee is a full-time employee or a temporary employee of the Company or its subsidiaries or affiliates, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for the Company.

(v)    Upon the expiration of the Employment Period, or Executive's earlier termination or resignation, Executive will tum over promptly thereafter to the Company all physical items and other property belonging to the Company, including, without limitation, all business correspondence, letters, papers, reports, customer lists, financial statements, credit reports or other Confidential Information, data or documents of the Company, in the possession or control of Executive, all of which are and will continue to be the sole and exclusive property of the Company.

(c)    Definitions. For purposes of this Section 11, the following terms shall be defined as set forth below:

(i)    "Competitive," with respect to particular products or services, shall mean products or services that are the same as or similar to the products or services offered by the Company and its subsidiaries and affiliates.

(ii)     "Confidential Information" shall mean data and information: (A) relating to the business of the Company and its subsidiaries and affiliates, regardless of whether the data or information constitutes a Trade Secret; (B) disclosed to Executive or of which Executive becomes aware as a consequence of Executive's relationship with the Company; (C) having value to the Company; and (D) not generally known to competitors of the Company. Confidential Information shall include, without limitation, Trade

Secrets; methods of operation; names of customers, clients, patients and tenants; financial information and projections; personnel data and similar information; provided, however, that such term shall not mean data or information that (x) has been voluntarily disclosed to the public by the Company, except where such public disclosure has been made by Executive without authorization from the Company, (y) has been independently developed and disclosed by others or (z) has otherwise entered the public domain through lawful means.

(iii)     "Material Contact" shall mean contact between Executive and a customer, client, patient or tenant or prospective customer, client, patient or tenant: (A) with whom or which Executive dealt on behalf of the Company or its subsidiaries or affiliates; (B) whose dealings with the Company were coordinated or supervised by Executive; (C) about whom Executive obtained Confidential Information in the ordinary course of business as a result of Executive's association with the Company; or (D) who receives products or services as authorized by the Company, the sale or provision of which results or resulted in compensation or earnings for Executive within the two years immediately preceding the Termination Date.

(iv)     "Restricted Territory" shall mean the geographic territory within a 50-mile radius of the Corporate Office or any healthcare property owned, leased, operated or managed by the Company or any of its subsidiaries or affiliates; provided, however, that if the physical location of such office or any such healthcare properly shall change during the Employment Period, then the Restricted Territory shall mean the geographic territory within a 50-mile radius of the physical locations of such office and healthcare properties at such time and, in the event of the termination of Executive's employment, the Restricted Territory shall mean the geographic territory within a 50-mile radius of the physical locations of such office and healthcare properties on the Termination Date.

(v)      "Trade Secret" shall mean information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers, client, patients, tenants or suppliers, that is not commonly known by or available to the public and which information (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(d) Equitable Remedies. Executive acknowledges that irreparable loss and injury would result to the Company upon the breach of any of the covenants contained in this Section 11 and that damages arising out of such breach would be difficult to ascertain. Executive hereby agrees that, in addition to all other remedies provided at law or in equity, the Company may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Executive of any covenant contained in this Section 11.

(e) Nondisparagement. The Company and Executive agree that during the Employment Period and at all times thereafter, (i) Executive shall not make any disparaging or defamatory comments regarding the Company or its subsidiaries or affiliates, and the Company agrees to ensure that its officers, directors and senior employees do not make or issue any public statements which are disparaging or defamatory regarding Executive, and (ii) after termination of Executive's employment hereunder, Executive shall not make, and the Company agrees to ensure that its officers, directors and senior employees do not make, any negative or derogatory comments concerning any aspect of the termination of their relationship. The obligations of the Company or Executive under this Section 11(e) shall not apply to disclosures required by applicable law, regulation or order of any court or governmental agency nor affect either party's right to make allegations against the other in a lawsuit.

(f) Modification of Covenants. In the event that the provisions of this Section 11 should ever be determined to exceed the time, geographic or other limitations permitted by applicable law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.

12. Executive's Representations. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound. Executive represents and warrants that Executive is not subject to any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or any other obligation to any former Company or to any other person or entity that conflicts in any way with Executive's ability to be employed by or perform services for the Company.

13.	Assignment and Successors.

(a)Executive. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

(b)The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor to it (whether direct or indirect, by stock or asset purchase, merger, consolidation or otherwise) or to all or substantially all of its business or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent it would be required to perform it if no such succession had taken place.

14.	Miscellaneous.

(a)Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(b)Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

(c)Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and from and after the Effective Date supersedes and invalidates all previous agreements with Executive. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

(d)Withholdings. Notwithstanding any other provision of this Agreement, the Company shall withhold from any amounts payable or benefits provided under this Agreement any federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)	Compliance with Section 409A.

(i)It is intended that this Agreement shall conform with all applicable Section 409A requirements to the extent Section 409A applies to any provisions of the Agreement. Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of Section 409A. For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. In no event shall Executive, directly or indirectly, designate the calendar year of payment. Executive acknowledges that the Company has not made, and does not make, any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including, but not limited to, Section 409A or compliance with the requirements thereof.
(ii)To the extent Executive is a "specified employee" as defined in Section 409A, notwithstanding the timing of payment provided in any other Section of this Agreement, no payment, distribution or benefit under this Agreement that constitutes a distribution of deferred compensation (within the meaning of Section 409A) upon separation from service (within the meaning of Section 409A), after taking into account all available exemptions, that would otherwise be payable, distributable or settled during the six-month period after separation from service, will be made during such six-month period, and any such payment, distribution or benefit will instead be paid, distributed or settled on the first business day after such six-month period; provided, however, that if

Executive dies following the Termination Date and prior to the payment, distribution, settlement or provision of any payments, distributions or benefits delayed on account of Section 409A, then such payments, distributions or benefits shall be paid or provided to the personal representative of Executive's estate within 30 days after the date of Executive's death. In addition, if Executive is a "specified employee," on the date that payment is made to Executive or his estate, the Company will also make an interest payment (at the average rate at which the Company then borrows funds) for the period from the Termination Date to the date of payment.

(f) Governing Law. Except to the extent preempted by federal law, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

(g) Prevailing Party. In the event either party brings an action to interpret or enforce the terms of this Agreement, the prevailing party in such action shall be entitled to recover from the other party all of the prevailing party's cost and expenses, including, without limitation, reasonable attorneys' fees, incurred by the prevailing party in connection with such action.

(h) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, by nationally recognized overnight courier service or sent by certified, registered or express mail, postage prepaid . Any such notice shall be deemed given when so delivered personally, when delivered by nationally recognized overnight courier service or, if mailed, five days after the date of deposit in the United States mail, as follows:

To the Company:
AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, Georgia 30076
Attention: Chairman of the Board

To Executive:
At the most recent address on file for Executive with the Company.

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.
(i) Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 7, 11 and 14(e)-(i), the definitions of defined terms used therein and the remaining provisions of this Section 14 (to the extent necessary to effectuate the survival of the foregoing provisions) shall survive the termination of this Agreement and any termination of Executive's employment hereunder. Notwithstanding any other provision of this Agreement to the contrary, Sections ll(b)(ii)-(iv) shall not apply in the event of a termination of Executive's employment that occurs upon a Nonrenewal.

(j) Amendments and Modifications.    This Agreement may be amended or modified only by a writing signed by all parties hereto that makes specific reference to this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Executive Employment Agreement as of the Effective Date.

ADCARE HEALTH SYSTEMS, INC:

By: /s/ David A. Tenwick
Name: David A. Tenwick
Title: Chairman

/s/ William McBride, III
William McBride, III